SCHEDULE A

THIS SCHEDULE A lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement:

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
Lincoln iShares Fixed Income Allocation Fund	0.25%	January 1, 2017
Lincoln iShares Global Moderate Allocation Fund	0.25%	January 1, 2017
Lincoln iShares U.S. Moderate Allocation Fund	0.25%	January 1, 2017
LVIP American Balanced Allocation Fund	0.25%	July 30, 2010
LVIP American Century Select Mid Cap Managed Volatility Fund	0.75%	October 1, 2013
LVIP American Global Balanced Allocation Managed Risk Fund	0.25%	March 15, 2012
LVIP American Global Growth Allocation Managed Risk Fund	0.25%	March 15, 2012
LVIP American Global Growth Fund[1]	0.80%	April 30, 2010
LVIP American Global Small Capitalization Fund[1]	1.00%	April 30, 2010
LVIP American Growth Fund[1]	0.75%	April 30, 2010
LVIP American Growth-Income Fund[1]	0.75%	April 30, 2010
LVIP American Growth Allocation Fund	0.25%	July 30, 2010
LVIP American Income Allocation Fund	0.25%	July 30, 2010
LVIP American International Fund[1]	0.85%	April 30, 2010
LVIP American Preservation Fund	0.25%	August 27, 2012
LVIP AQR Enhanced Global Strategies Fund	0.69%	May 1, 2014
LVIP Baron Growth Opportunities Fund	1.00%	June 5, 2007
LVIP BlackRock Emerging Markets Managed Volatility Fund	0.55%	August 27, 2012
LVIP BlackRock Dividend Value Managed Volatility Fund	0.75% of the first $500 million; and 0.70% of the excess over $500 million	October 1, 2009
LVIP BlackRock Global Allocation V.I. Managed Risk Fund	0.75%	April 30, 2013

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund	0.25%	May 1, 2016
LVIP BlackRock Inflation Protected Bond Fund	0.45% of the first $500 million; and 0.40% of the excess over $500 million	April 30, 2010
LVIP BlackRock Multi-Asset Income Fund	0.68%	May 1, 2014
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund	0.25%	May 1, 2016
LVIP BlackRock U.S. Opportunities Managed Volatility Fund	0.75%	May 1, 2015
LVIP Blended Core Equity Managed Volatility Fund	0.64%	October 1, 2013
LVIP Blended Large Cap Growth Managed Volatility Fund	0.75% of the first $500 million; and 0.70% of the excess over $500 million	April 30, 2007
LVIP Blended Mid Cap Managed Volatility Fund	0.90% of the first $25 million; 0.85% of the next $50 million; 0.80% of the next $75 million; 0.70% of the next $100 million; and 0.65% of the excess over $250 million	April 30, 2007
LVIP Clarion Global Real Estate Fund	0.73% on assets up to $250 million; 0.63% on assets over $250 million	May 1, 2014
LVIP ClearBridge Large Cap Managed Volatility Fund	0.69%	May 1, 2015
LVIP Delaware Bond Fund	0.48% of the first $200 million; 0.40% of the next $200 million; and 0.30% of the excess over $400 million	April 30, 2007
LVIP Delaware Diversified Floating Rate Fund	0.60% of the first $500 million; and 0.55% of the excess over $500 million	April 30, 2010
LVIP Delaware Foundation Aggressive Allocation Fund	0.75%	May 1, 2009
LVIP Delaware Foundation Conservative Allocation Fund	0.75%	May 1, 2009
LVIP Delaware Foundation Moderate Allocation Fund	0.75%	May 1, 2009

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
LVIP Delaware Social Awareness Fund	0.48% of the first $200 million; 0.40% of the next $200 million; and 0.30% of the excess over $400 million	April 30, 2007
LVIP Delaware Special Opportunities Fund	0.48% of the first $200 million; 0.40% of the next $200 million; and 0.30% of the excess over $400 million	April 30, 2007
LVIP Dimensional U.S. Core Equity 1 Fund	0.48% of the first $200 million; 0.40% of the next $200 million; and 0.30% of the excess of $400 million	April 30, 2007
LVIP Dimensional U.S. Core Equity 2 Fund	0.72%	May 1, 2015
LVIP Dimensional U.S. Equity Managed Volatility Fund	0.25%	April 29, 2011
LVIP Dimensional International Core Equity Fund	0.75%	May 1, 2015
LVIP Dimensional International Equity Managed Volatility Fund	0.25%	April 29, 2011
LVIP Dimensional/Vanguard Total Bond Fund	0.25%	April 29, 2011
LVIP Franklin Templeton Global Equity Managed Volatility Fund	0.75% of the first $200 million; 0.65% of the next $300 million; and 0.60% of the excess over $500 million	April 30, 2007
LVIP Franklin Templeton Value Managed Volatility Fund	0.65%	October 1, 2013
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.75%	May 1, 2014
LVIP Global Conservative Allocation Managed Risk Fund	0.25%	April 30, 2007
LVIP Global Moderate Allocation Managed Risk Fund	0.25%	April 30, 2007
LVIP Global Growth Allocation Managed Risk Fund	0.25%	April 30, 2007
LVIP Global Income Fund	0.65%	May 1, 2009
LVIP Goldman Sachs Income Builder Fund	0.65%	May 1, 2014

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
LVIP Invesco Select Equity Managed Volatility Fund	0.65%	October 1, 2013
LVIP Invesco Diversified Equity-Income Managed Volatility Fund	0.60%	October 1, 2013
LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund	1.05% of the first $60 million; 0.75% of the next $90 million; and 0.65% of the excess over $150 million	April 30, 2007
LVIP JPMorgan High Yield Fund	0.65% of the first $500 million; and 0.60% of the excess over $500 million	April 30, 2010
LVIP Managed Risk Profile 2010 Fund	0.25%	April 30, 2007
LVIP Managed Risk Profile 2020 Fund	0.25%	April 30, 2007
LVIP Managed Risk Profile 2030 Fund	0.25%	April 30, 2007
LVIP Managed Risk Profile 2040 Fund	0.25%	April 30, 2007
LVIP Managed Risk Profile 2050 Fund	0.25%	April 29, 2011
LVIP MFS International Growth Fund	1.00% of the first $50 million; 0.95% of the next $50million; 0.90% of the next $50 million; 0.85% of the next $100 million; and 0.80% of the excess over $250 million	October 1, 2010
LVIP MFS International Equity Managed Volatility Fund	0.85%	April 30, 2013
LVIP MFS Value Fund	0.75% of the first $75 million; 0.70% of the next $75 million; 0.65% of the next $50 million; 0.60% of the next $300 million; 0.5875% of the next $1 billion; and 0.5625% on assets over $1.5 billion	May 1, 2014
LVIP Mondrian International Value Fund	0.90% of the first $200 million; 0.75% of the next $200 million; and 0.60% of the excess over $400 million	April 30, 2007

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
LVIP Government Money Market Fund	0.48% of the first $200 million; 0.40% of the next $200 million; and 0.30% of the excess over $400 million	April 30, 2007
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.25%	May 1, 2014
LVIP PIMCO Low Duration Bond Fund	0.50%	May 1, 2014
LVIP Select Core Equity Managed Volatility Fund	0.70%	April 30, 2013
LVIP SSGA Bond Index Fund	0.40%	May 1, 2008
LVIP SSGA Conservative Index Allocation Fund	0.25%	July 30, 2010
LVIP SSGA Conservative Structured Allocation Fund	0.25%	July 30, 2010
LVIP SSGA Developed International 150 Fund	0.40% on assets up to $100 million; 0.32% on assets above $100 million	May 1, 2014
LVIP SSGA Emerging Markets 100 Fund	0.40% on assets up to $100 million; 0.33% on assets above $100 million	May 1, 2014
LVIP SSGA Global Tactical Allocation Managed Volatility Fund	0.40%	November 1, 2013
LVIP SSGA International Index Fund	0.40%	May 1, 2008
LVIP SSGA International Managed Volatility Fund	0.76%	October 1, 2013
LVIP SSGA Large Cap 100 Fund	0.40% on assets up to $100 million; 0.30% on assets above $100 million	May 1, 2014
LVIP SSGA Large Cap Managed Volatility Fund	0.70%	April 30, 2013
LVIP SSGA Mid-Cap Index Fund	0.27%	September 1, 2014
LVIP SSGA Moderate Index Allocation Fund	0.25%	July 30, 2010
LVIP SSGA Moderate Structured Allocation Fund	0.25%	July 30, 2010
LVIP SSGA Moderately Aggressive Index Allocation Fund	0.25%	July 30, 2010
LVIP SSGA Moderately Aggressive Structured Allocation Fund	0.25%	July 30, 2010

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
LVIP SSGA S&P 500 Index Fund	0.24% of the first $500 million; 0.20% of the next $500 million; and 0.16% of the excess over $1 billion	April 30, 2007
LVIP SSGA SMID Cap Managed Volatility Fund	0.90%	April 30, 2013
LVIP SSGA Small-Cap Index Fund	0.32%	April 30, 2007
LVIP SSGA Small-Mid Cap 200 Fund	0.40% on assets up to $100 million; 0.30% on assets over $100 million	May 1, 2014
LVIP T. Rowe Price Growth Stock Fund	0.80% of the first $50 million; 0.75% of the next $50 million; 0.70% of the next $150 million; 0.65% of the next $250 million; and 0.60% of the excess over $500 million	April 30, 2007
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.75% of the first $200 million; 0.70% of the next $200 million; and 0.65% of the excess over $400 million	April 30, 2007
LVIP U.S. Growth Allocation Managed Risk Fund	0.70%	May 1, 2015
LVIP Vanguard Domestic Equity ETF Fund	0.25%	April 29, 2011
LVIP Vanguard International Equity ETF Fund	0.25%	April 29, 2011
LVIP VIP Mid Cap Managed Volatility Portfolio	0.69%	October 1, 2013
LVIP Wellington Capital Growth Fund	0.75% of the first $100 million; 0.70% of the next $150 million; 0.65% of the next $750 million; and 0.60% of the excess over $1 billion	April 30, 2007
LVIP Wellington Mid-Cap Value Fund	1.05% of the first $25 million; 0.95% of the next $25 million; 0.85% of the next $50 million; 0.75% of the next $150 million; and 0.70% of the excess over $250 million	April 30, 2007
LVIP Western Asset Core Bond Fund	0.45% of the first $2 billion; and 0.35% of the excess over $2 billion	July 1, 2016

1 To the extent that a Fund invests all of its investable assets (e.g., securities and cash) in another registered investment company, the Trust will not pay the Investment Manager any fee pursuant to Section 4) of the Agreement.

The parties hereto have caused this Schedule A to be signed by their duly authorized officers as of the 22nd day of September, 2016, to be effective in accordance with the dates noted above.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its series	LINCOLN INVESTMENT ADVISORS CORPORATION

/s/ Jayson Bronchetti	/s/ William P. Flory, Jr.
Name: Jayson Bronchetti Title: President	Name: William P. Flory, Jr. Title: Vice President & Chief Accounting Officer